UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc. 37 East 18th Street, 7th Floor New York, NY 10003
(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Securities.

Effective August 9, 2021, in accordance with the terms of those certain senior secured promissory notes due 2024 in an initial aggregate principal amount of $110,000,000 (the “Notes”) issued by Aterian, Inc. (the “Company”) on April 8, 2021 to High Trail Investments SA LLC (“High Trail SA”) and High Trail Investments ON LLC (“High Trail ON” and, together with High Trail SA, the “Lenders”), the Company issued an aggregate of 2,841,251 shares of common stock of the Company (the “Shares”) to the Lenders in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each of the Lenders previously represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act, and the Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The Shares were issued in satisfaction of the Company’s obligation to pay the Lenders an aggregate of $11.7 million pursuant to the Notes and those certain letter agreements entered into by the Company and the Lenders on August 9, 2021 (the “Letter Agreements”), and the Shares were issued at a price of $4.1007 per Share, which was, in accordance with the Notes, equal to 80% of the Daily VWAP (as defined in the Notes) on August 9, 2021.

Item 8.01. Other Information.

As disclosed in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed by the Company with the Securities and Exchange Commission on August 9, 2021, the Company entered into the Letter Agreements with the Lenders and that certain Omnibus Amendment to Senior Secured Notes Due 2024 and Warrants to Purchase Common Stock with the Lenders (the “Omnibus Amendment”). The Company is filing the Letter Agreements and the Omnibus Amendment with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

In accordance with the terms of the Letter Agreements and the Omnibus Amendment, effective August 9, 2021, the exercise prices of warrants to purchase an aggregate of 3,479,097 shares of the Company’s common stock previously issued by the Company to the Lenders were reduced to $5.1259 per share, which was the Daily VWAP on August 9, 2021.

Item 9.01. Exhibits.

10.1+	Letter Agreement (Note Certificate No. A-2), dated August 9, 2021, by and between Aterian, Inc. and High Trail Investments SA LLC.

10.2+	Letter Agreement (Note Certificate No. A-3), dated August 9, 2021, by and between Aterian, Inc. and High Trail Investments SA LLC.

10.3+	Letter Agreement (Note Certificate No. A-4), dated August 9, 2021, by and between Aterian, Inc. and High Trail Investments ON LLC.

10.4+	Letter Agreement (Note Certificate No. A-5), dated August 9, 2021, by and between Aterian, Inc. and High Trail Investments ON LLC.

10.5	Omnibus Amendment to Senior Secured Notes Due 2024 and Warrants to Purchase Common Stock, dated August 9, 2021, by and among Aterian, Inc., High Trail Investments ON LLC and High Trail Investments SA LLC.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: August 10, 2021	By:	/s/ Arturo Rodriguez
Name: Arturo Rodriguez
Title: Chief Financial Officer